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EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

        We consent to the incorporation by reference in the Registration statement on Form S-3 (No. 333-85808), the Registration statement on Form S-8 (No. 333-75792), and the Registration statement on Form S-8 (No. 333-75788) of our reports dated January 30, 2004, relating to the consolidated financial statements and schedule of Precis, Inc. appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2003.

/s/ BDO Seidman LLP

Dallas, Texas
March 29, 2004

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT ACCOUNTANTS